EXHIBIT 99.1
PART II, ITEM 6. SELECTED FINANCIAL DATA
The financial data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and L-1’s audited consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 included in this Current Report on Form 8-K, from which the data have been derived for the dates and periods indicated. The balance sheet data for all dates and the income statement data for 2005 have been derived from the audited financial statements for the respective years. The income statement data for 2006 have been derived from unaudited statement of operations reflecting the intelligence services business as discontinued operations. The historical results of operations are not necessarily indicative of future results. Except for the year ended December 31, 2005, the financial data set forth below has been revised to retroactively reflect the Company’s intelligence services business as discontinued operations.

	Years Ended December 31,
	2009(1)(3)(4)	2008(1)(2)(3)(4)	2007(1)(2)(3)(4)	2006(1)(3)(4)	2005(3)
	(in thousands, except per share data)
Statement of Operations Data:
Revenues	$437,129	$358,139	$272,533	$151,285	$66,224
Cost of revenues	309,583	251,099	188,444	105,056	47,568

Gross profit	127,546	107,040	84,089	46,229	18,656

Operating expenses:
Sales and marketing	38,651	36,425	27,719	14,430	7,832
Research and development	20,730	25,244	18,482	11,589	4,618
General and administrative	54,953	49,185	39,667	28,358	12,068
Asset impairments and merger related expenses	—	529,683	5,000	22,767	—
Acquisition related expenses and amortization of acquired intangible assets	662	900	1,266	300	681

Total operating expenses	114,996	641,437	92,134	77,444	25,199

Operating income (loss)	12,550	(534,397)	(8,045)	(31,215)	(6,543)
Interest income	97	252	376	1,770	362
Interest expense	(14,666)	(13,281)	(7,926)	(310)	(159)
Other income (expense), net	(421)	(240)	(519)	(124)	369

Loss before income taxes and discontinued operations	(2,440)	(547,666)	(16,114)	(29,879)	(5,971)
Benefit (provision) for income taxes	1,325	(7,643)	27,758	(2,177)	(1,382)

Net income (loss) from continuing operations	(1,115)	(555,309)	11,644	(32,056)	(7,353)
Net income (loss) from discontinued operations, net of income taxes	(2,888)	3,715	4,163	1,019	—

Net income (loss)	(4,003)	(551,594)	15,807	(31,037)	(7,353)
Net income attributable to non-controlling interest	(195)	—	—	—	—

Net income (loss) attributable to L-1 shareholders	$(4,198)	$(551,594)	$15,807	$(31,037)	$(7,353)

Basis and diluted net income (loss) per share Continuing operations	$(0.01)	$(7.16)	$0.16	$(0.73)	$(0.37)

Discontinued operations	$(0.03)	$0.05	$0.06	$0.02	—

Attributable to L-1 shareholders	$(0.05)	$(7.12)	$0.22	$(0.71)	$(0.37)

Weighted average common shares outstanding:
Basic	85,516	77,518	71,663	43,823	19,630

Diluted	85,516	77,518	72,385	43,823	19,630

Balance Sheet Data:
Current assets, net of current liabilities	$9,403	$24,371	$40,869	$11,658	$77,482
Total assets	1,323,825	1,309,821	1,435,595	1,227,225	294,108
Long-term debt, including current maturities	446,366	448,491	234,918	80,000	215
Equity	730,461	708,480	1,098,749	1,067,085	274,660

(1)	The results reflect the adoption of the accounting standard, Share-Based Payments, effective January 1, 2006.

(2)	See Note 14 to the consolidated financial statements.

(3)	The results of each of the years presented have been materially impacted by acquisitions, including the intelligence services businesses initially included in the results of operations in 2006. See Note 13 to the consolidated financial statements.

(4)	Beginning in 2007, the results of operations reflects the retrospective adoption of guidance related to the accounting for convertible debt instruments and guidance related to the expensing of acquisition related costs. See Note 2 to the consolidated financial statements. Beginning in 2006 the results of operations also reflects the retroactive presentation of the intelligence services business as discontinued operations. See Note 15 to the consolidated financial statements.